                                                                   EXHIBIT 10.9


                              C.S. INTERNATIONAL

                        BRANCH OFFICE AGENCY AGREEMENT
                        ------------------------------



  THIS AGREEMENT is made and entered into by and between COMMUNICATIONS SYSTEMS INTERNATIONAL INCORPORATED, a Colorado corporation ("C.S. International"), whose address is 8 South Nevada Avenue, Suite 101, Colorado Springs, Colorado 80903, and __________________________________, a ___________________________ ("Managing
Agent"), whose address is  ___________________________
____________________________________.



  C.S. International is in the business of providing international long distance telecommunications services. Such services include, but are not limited to, callback services consisting of C.S. International's normal automated callback services that route international long distance calls through Colorado Springs, Colorado at United States long distance rates, "Tina" boxes for routing international long distance calls through Colorado Springs, Colorado, and an
X.25 network for routing telecommunications (collectively referred to as "Callback Services"), and long distance telephone debit cards ("Phone Debit Cards"). C.S. International may develop new and additional products and services during the term of this Agreement.

  C.S. International wishes to establish a branch office to market C.S. International's products and services and to provide customer service. Managing Agent wishes to represent C.S. International, market C.S. International's products and services and manage a branch office for C.S. International. In doing so, Managing Agent is willing to utilize C.S. International's standards, methods and operating procedures in accordance with the terms and conditions contained in this Agreement. C.S. International is willing to engage Managing Agent as its agent to manage a branch office pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth below, the parties agree as follows:

                                   ARTICLE I

                                 BRANCH OFFICE
                                 -------------



  1.1  Engagement of Managing Agent.  C.S. International hereby agrees to engage
       ----------------------------
Managing Agent to open and operate a branch office for C.S. International in ________________________, as C.S. International's agent for selling all of C.S. International's products and services, whether currently available or developed and provided in the future. Managing Agent hereby agrees to open a branch office and accepts engagement as C.S. International's agent for selling Callback

Services, Phone Debit Cards and all of C.S. International's other products and services presently or subsequently available, in accordance with the terms and conditions contained in this Agreement.



  1.2  Establishment of Office.  No later than _______________, 199__, Managing
       -----------------------
Agent shall obtain office space and establish a branch office in _______________ at a location selected by Managing Agent, subject to the reasonable approval of C.S. International. The office shall be identified as C.S. International of ______________________. Managing Agent shall market C.S. International's products and services through the branch office established by Managing Agent under C.S. International's trademarks and service marks. Managing Agent, all agents and employees engaged or hired by Managing Agent as provided below in section 1.3 and all other personnel selling C.S. International's products and services and servicing C.S. International's customers through the branch office established by Managing Agent pursuant to this Agreement are collectively referred to in this Agreement as the "Branch Office."

  1.3  Branch Office Agents and Employees.  Managing Agent has the right to hire
       ----------------------------------
and train agents and employees working for Managing Agent under the following terms and conditions: (a) Managing Agent shall disclose to each agent and employee the relationship between Managing Agent and the Branch Office and C.S. International; (b) Managing Agent shall require all agents and employees of Managing Agent to abide by all of the terms and conditions of this Agreement;
(c) C.S. International will not actively solicit any of Managing Agent's agents or employees to become agents of C.S. International; (d) all customers obtained by Managing Agent's agents or employees will be customers of Managing Agent and the Branch Office and will not be allowed to become customers of the agent or employee without Managing Agent's consent; (e) Managing Agent's agents and employees shall not be considered agents or employees of C.S. International for any purpose whatsoever; (f) C.S. International will provide Managing Agent with a monthly accounting of sales made by the Branch Office and Managing Agent's agents; and (g) Managing Agent shall be solely responsible for paying any and all compensation owed to its agents and employees, together with any and all taxes associated with such compensation. C.S. International shall have no obligation whatsoever to Managing Agent's agents and employees or other personnel of the Branch Office, except as expressly st forth in this Agreement.

  1.4  Term and Renewal.
       ----------------

       (a)  Term.  This Agreement shall become effective
            ----
       only after it has been duly signed by a principal or authorized officer of each party to this Agreement. This Agreement shall remain in effect for a period of three years thereafter unless sooner terminated in accordance with the provisions of this Agreement.

       (b)  Renewal.  If the Branch Office and Managing Agent have complied with
            -------
       all of the terms and conditions of this Agreement and have complied with the marketing standards and criteria established by C.S. International for the Branch Office throughout the term of this Agreement, then, at the expiration of the original three-year term, this Agreement may be renewed for one additional term of three years, but only if:

            (1) Managing Agent agrees to upgrade or change the Branch Office so that it complies with C.S. International's standards for branch offices then in effect and agrees to make other changes in products, services, marketing and business practices to be consistent with the then current requirements and practices of C.S. International; and

            (2) Managing Agent provides C.S. International with written notice of Managing Agent's intention to renew at least six months prior to expiration of the original three-year term of this Agreement. Within 30 days after receipt of such notice of Managing Agent's intention to renew, C.S. International shall provide Managing Agent with a statement as to whether it is entitled to renew. If Managing Agent is entitled to renew, C.S. International shall provide to Managing Agent with such statement of renewal a new Branch Office Agency Agreement, which may differ from this Agreement (the "Renewal Agreement"). Managing Agent shall sign and return the Renewal Agreement to C.S. International within 30 days after receiving it from C.S. International. There shall be no renewal fee. If Managing Agent desires any changes in the Renewal Agreement proposed by C.S. International, such changes will only be effective upon agreement by both Managing Agent and C.S. International, and such agreement must be reached at least 30 days prior to the end of the original three-year term. If Managing Agent fails to comply with the requirements contained in this section 1.4(b), or if a Renewal Agreement has not been signed by both C.S. International and Managing Agent at least 30 days prior to the end of the original three-year term, then C.S. International may revoke any approval of renewal given by C.S. International, in which case this Agreement and the agency relationship between Managing Agent and C.S. International shall terminate and the Branch Office and Managing Agent shall cease operations on behalf of

       C.S. International as of the end of the original three-year term.



  1.5  Fees and Costs.  As consideration for the rights granted to Managing
       --------------
Agent and the Branch Office by this Agreement, Managing Agent shall pay to C.S. International, upon execution of this Agreement, a fee in the amount of $10,000.00 U.S.D. Managing Agent and the Branch Office shall be responsible for paying all expenses relating to the establishment of the Branch Office and all costs and expenses incurred in operating the Branch Office and conducting the business contemplated by this Agreement.

  1.6  Authority of Branch Office.  The Branch Office shall have the authority
       --------------------------
to solicit offers from potential customers to subscribe to or purchase C.S. International's products and services. Neither Managing Agent nor any other personnel of the Branch Office can enter into a contract on C.S. International's account or bind C.S. International in any manner not expressly authorized under this Agreement. Offers from customers solicited by the Branch Office shall be subject to acceptance by C.S. International and no contract for the provision of products or services shall exist until C.S. International and the customer have entered into an agreement for services pursuant to section 2.1 of this Agreement. C.S. International has the right, in its sole discretion, to reject any customer who is not creditworthy or who is not legally eligible to receive certain C.S. International products or services.

  1.7  Territory.  Managing Agent, operating through the Branch Office and its
       ---------
personnel, may exercise the rights granted by this Agreement and market C.S. International's products and services throughout _____________________ and in all other regions of the world. Before soliciting customers in any region outside of _______________________, the Branch Office shall contact C.S. International to determine whether or not another C.S. International branch office (an "Existing Office") exists in that region, and, if there is such an Existing Office, Managing Agent shall notify that Existing Office of the intention of the Branch Office to conduct business in that region. The Branch Office shall not solicit existing customers of the Existing Office in that region.

  1.8  Status of Parties.  C.S. International and Managing Agent acknowledge and
       -----------------
agree that their relationship is that of principal and agent for the limited purpose of selling C.S. International's products and services in accordance with this Agreement. Managing Agent is an independent contractor. Neither Managing Agent nor any other person associated with the Branch Office is an employee or partner of C.S. International.

Managing Agent and the Branch Office have no power or authority to bind or obligate C.S. International to third parties. C.S. International shall have no liability whatsoever for the acts and omissions of the Branch Office or Managing Agent, and Managing Agent and the Branch Office shall have no liability whatsoever for the acts and omissions of C.S. International.

                                  ARTICLE II

                         PAYMENT AND COLLECTION TERMS
                         ----------------------------

  2.1  Customer Orders.  If a customer obtained by the Branch Office wishes to
       ---------------
purchase any of C.S. International's products and services, Managing Agent (or an authorized agent of the Branch Office) and the customer shall both sign C.S. International's standard form service agreement (a "Service Agreement"), which C.S. International will provide to the Branch Office. The Branch Office shall submit the signed Service Agreement to C.S. International. Every order must be approved by C.S. International before the account becomes effective, and the account will become effective only when C.S. International signs the Service Agreement.

  2.2  Billing and Collection.  The Branch Office will be responsible for all
       ----------------------
billing of and collection from customers relating to this Agreement. The Branch Office will directly bill all customers obtained by Branch Office personnel for all products and services used by those customers, except as provided in the following sentence. If a customer pays his bill by means of a credit card account established with C.S. International, those credit card revenues will be paid directly to C.S. International, and the Branch Office will not be responsible for collecting those revenues. The Branch Office will remit all revenues collected from customers to C.S. International twice a month, on the _____ and _____ days of each month. In the event that any customer of the Branch Office has not paid any charges to the Branch Office or C.S. International within 120 days after the customer has been billed for such charges, the amount unpaid shall be considered a bad debt. The Branch Office shall be liable to C.S. International for 100 percent of all bad debts, and shall pay such 100 percent to C.S. International with the next remittance to C.S. International after the charges become a bad debt.

  2.3  Customer Service.  The Branch Office shall be responsible for soliciting
       ----------------
customers, and for all customer service and other contact with customers. The Branch Office's duties prior to obtaining orders include educating and informing potential customers of the products and services of C.S. International. After acceptance of a Service Agreement by C.S. International, the Branch Office shall be responsible for providing service to customers, handling customer complaints and otherwise responding to customer demands.

                                  ARTICLE III

                                  COMMISSIONS
                                  -----------

  3.1  Branch Office Commissions.  As compensation for the services of Managing
       -------------------------
Agent and the personnel of the Branch Office pursuant to this Agreement, C.S. International will pay to the Branch Office commissions based on the amount of revenue actually collected and received by C.S. International, including revenues received through the Branch Office, from customers who have been solicited by the Branch Office and have entered into a Service Agreement with the Branch Office. (Such revenues from customers obtained by the Branch Office that are received by C.S. International are referred to in this Agreement as "Branch Office Collected Revenues.") C.S. International shall pay the Branch Office commissions in accordance with the following schedule:


     AMOUNT OF MONTHLY                           PERCENTAGE OF COLLECTED
 BILLINGS BY BRANCH OFFICE                   REVENUES PAYABLE AS COMMISSIONS
 -------------------------                   -------------------------------
 $0-49,999.99 U.S.D.                                   13 percent
 $50,000.00-99,999.99 U.S.D.                           14 percent
 $100,000.00 or more U.S.D.                            15 percent

C.S. International shall pay commissions owed to the Branch Office no later than the 15th day of the second month after C.S. International receives the Branch Office's Collected Revenues on which the commissions are based. For example, C.S. International shall pay the commissions owed for the Branch Office's Collected Revenue received by C.S. International in the month of May no later than July 15. C.S. International shall provide Managing Agent with a monthly accounting of all commissions earned by the Branch Office. Managing Agent shall be responsible for dividing up the commissions paid by C.S. International among the Branch Office personnel entitled to share in such commissions and shall pay all compensation owed to the Branch Office personnel.

  3.2  Residual Commissions.  After the end of the term of this Agreement or any
       --------------------
Renewal Agreement, C.S. International shall continue to pay to Managing Agent commissions equal to 10 percent of the Branch Office's Collected Revenues received by C.S. International for a period of six months after this Agreement terminates. Once C.S. International has paid commissions equal to 10 percent of the Branch Office's Collected Revenues received by C.S. International during the six-month period following termination of this Agreement, Managing Agent shall have no right to receive, and C.S. International shall have no obligation to pay, any additional commissions. C.S. International's obligation to pay commissions in accordance with this section 3.2 shall survive termination of this Agreement, unless C.S. International terminates this Agreement because of a default by Managing Agent or the Branch Office, as provided below in section 7.2.

  3.3  Only Compensation.  The commissions payable pursuant to sections 3.1 and
       -----------------
3.2 are the only compensation required to be paid to Managing Agent an the Branch Office by C.S. International.

                                  ARTICLE IV

                              MARKETING STANDARDS
                              -------------------

  4.1  Sales Literature; Assistance.  C.S. International will provide the Branch
       ----------------------------
Office with an understanding of C.S. International's products and services and assistance in selling these products and services. Assistance will not include expenses for brochures, stationery, sales scripts, rate sheets and marketing letters, all of which shall be produced at the expense of the Branch Office.
The Branch Office will also pay all other marketing and advertising expenses in connection with all of C.S. International's products and services.

  4.2  Demo Lines.  To assist the Branch Office in marketing Callback Services,
       ----------
C.S. International will make a long distance calling demonstration line (a "Demo Line") available to the Branch Office on the following basis:

       (a) The Branch Office must supply C.S. International with an active credit card account to assure payment of all charges on the Demo Line;

       (b) The Branch Office will receive a $50.00 per month credit against charges on the Demo Line for each $50,000.00 per month billed to customers obtained by the Branch Office, not to exceed a total credit of $500.00 per month; and

       (c) each $50.00 credit earned may be applied to only one Demo Line.

  4.3  Trade Names and Trademarks.  During the term of this Agreement, the
       --------------------------
Branch Office shall use the tradenames, trademarks and service marks of C.S. International in connection with the marketing and sale of products and services pursuant to this Agreement, subject to the approval of C.S. International as provided below in section 4.4. All trade names, trademarks and service marks owned or employed by C.S. International or any subsidiary or affiliate of C.S. International used or employed in C.S. International's business operations shall remain the sole and exclusive property of C.S. International, or such subsidiary or affiliate. No title or rights whatsoever to any of C.S. International's trade names, trademarks, service marks and other intellectual property shall pass to Managing Agent or the Branch Office by this Agreement or any actions undertaken pursuant to this Agreement. The Branch Office and Managing Agent shall immediately discontinue any use of C.S. International's marks and names upon termination of this Agreement.

  4.4  Advertising.  From time to time, C.S. International shall establish
       -----------
standards for all advertising, promotional and customer training materials used or distributed by the Branch Office that relate to C.S. International's products and services, and the Branch Office, at its expense, shall comply with such standards. The Branch Office shall provide to C.S. International, for its prior review and written approval, all promotional, advertising or other materials or activity using or displaying C.S. International's tradename, trademarks, service marks, products or services or referring to Managing Agent or the Branch Office as an authorized agent, branch office or distributor of C.S. International.

  4.5  Conduct of Branch Office.  The Branch Office will present C.S.
       ------------------------
International and C.S. International's products and services to potential customers in a responsible way, never making claims of greater savings or service than actually exist. The Branch Office will adhere to the appropriate C.S. International rate and price structure applicable at the time of soliciting customers unless a different structure is agreed to in writing by C.S. International. The Branch Office shall quote prices for C.S. International's products and services only at the levels authorized by C.S. International.
These rates may be revised from time to time by C.S. International in accordance with C.S. International's generally applicable criteria and as required by the prevailing rate schedules. C.S. International will inform the Branch Office of any changes in its rates in a timely manner such that the Branch Office may continue to accurately represent the services to the public. C.S. International shall have the absolute right to establish the long distance rates, payment terms and advertising and promotional policies for its services. The Branch Office shall comply with all of C.S. International's customer service procedures regarding C.S. International's products and services.

  4.6  Performance Requirements.  The Branch Office must achieve the following
       ------------------------
levels of billings for Callback Services used by the Branch Office's customers during the respective time periods set forth below:



        TIME AFTER EFFECTIVE                     CALLBACK SERVICES
       DATE OF THIS AGREEMENT                  BILLING REQUIREMENTS
       ----------------------                  --------------------
              6 Months                      $ 20,000.00 U.S.D./Month
             12 Months                        50,000.00 U.S.D./Month
             18 Months                       100,000.00 U.S.D./Month
             24 Months                       150,000.00 U.S.D./Month
             30 Months                       200,000.00 U.S.D./Month
             36 Months                       250,000.00 U.S.D./Month

Failure to meet any of the foregoing billing requirements in a timely manner will be a material breach of this Agreement on the part of Managing Agent and shall give C.S. International the right to terminate this Agreement upon 30 days written notice. The foregoing billing requirements apply only to Callback Services and do not include or affect any other products or services.

                                   ARTICLE V

                                  ASSIGNMENT
                                  ----------

   5.1  Assignment by C.S. International.  This Agreement may be assigned
        --------------------------------
by C.S. International to an affiliate or successor of C.S. International or any other firm or entity capable of performing C.S. International's obligations under this Agreement without the approval of Managing Agent. Such assignment will not release C.S. International from its obligations under this Agreement.

   5.2  Assignment by Managing Agent.  This Agreement may not be assigned
        ----------------------------
by Managing Agent to any other person or entity without the prior written approval of C.S. International, which approval may be withheld or granted in C.S. International's sole and absolute discretion.

                                  ARTICLE VI

                                NON-COMPETITION
                                ---------------

  6.1  Non-Competition.  Managing Agent understands, acknowledges and
       ---------------
agrees that, during the term of this Agreement, Managing Agent shall not undertake any conduct or activity or engage in any business, either directly or indirectly, that competes in any way with the business of C.S. International, and Managing Agent shall not contract with, or provide money, goods or services to, any other person or entity who is engaged in the business of providing international long distance telecommunications or otherwise competes with C.S. International. Managing Agent, for its own account, may engage in other businesses and activities that are not in competition with C.S. International, provided that such activities do not interfere with Managing Agent's performance of its obligations under this Agreement.

  6.2  Proprietary Information.  During the term of this Agreement and
       -----------------------
for a period of three years thereafter, Managing Agent shall retain in confidence, and shall require its directors, officers, employees, consultants, representatives, agents and all personnel of the Branch Office to retain in confidence, any and all Proprietary Information (as defined below). The parties agree that Proprietary Information constitutes trade secrets of C.S. International and that the disclosure of Proprietary Information in contravention of this Agreement would constitute an unfair trade practice. "Proprietary Information" means information relating to the business and operations of C.S. International or its subsidiaries, affiliates, clients, customers, consultants and agents, including, but not limited to, all customer lists and all technical, marketing and financial information relating thereto, any information relating to the pricing, methods, processes, financial data, lists, apparatus, statistics, programs, research, development or related information of C.S. International, its subsidiaries or affiliates, or C.S. International's clients and customers, concerning past, present or future business activities or operations of said entities or the results of the provision of services performed by Managing Agent or the Branch Office under this Agreement. Managing Agent shall take reasonable steps to prevent unauthorized disclosure or misuse of Proprietary Information by any of its agents or employees or by any other person having access to such information.

  6.3  No Disclosure of Terms of Agreement.  Neither C.S. International
       -----------------------------------
nor Managing Agent shall disclose the terms and conditions of this Agreement to any person or entity without the prior written consent of the other party.

                                  ARTICLE VII

                       DEFAULT, REMEDIES AND TERMINATION
                       ---------------------------------

  7.1  Events of Default.  Each of the following shall constitute an
       -----------------
"Event of Default": (a) the failure of Managing Agent or the Branch Office to comply with or to satisfy the terms of section 2.2, section 4.4, section 4.5, section 4.6, section 5.2, section 6.1 or section 6.2 of this Agreement; and (b) the violation or failure by either Managing Agent or C.S. International to comply with any term or provision of this Agreement and the failure of such defaulting party to cure such violation or failure within 30 days after receiving written notice of the violation or failure.

  7.2  Remedies.  Upon the occurrence of an Event of Default, the
       --------
nondefaulting party shall have all rights and remedies expressly set forth in this Agreement and all other rights and remedies available at law or in equity, including but not limited to specific performance, damages, injunctive relief and termination of this Agreement. If the nondefaulting party elects to terminate this Agreement because of an Event of Default caused by the other party, the nondefaulting party may terminate this Agreement by delivering written notice of termination to the defaulting party at least 30 days prior to the effective date of termination. C.S. International's obligation to pay commissions under section 3.1 that have been earned prior to termination shall survive termination, but termination pursuant to this section 7.2 shall release the parties from all other obligations to each other, including C.S. International's obligation to pay residual commissions under section 3.2.

  7.3  Regulatory Approval.  This Agreement shall terminate automatically
       -------------------
and without liability or further obligation on the part of either party to the other party if, by order, act or omission of any court or government agency with regulatory authority over C.S. International or long distance telephone services, or as the result of the revocation or expiration of any required licenses or other authority, C.S. International is denied or loses the right, power or authority to provide Callback Services as contemplated by this Agreement. If such authority is lost, suspended or not renewed with regard to only part of Callback Services or only within a certain geographic area or areas where Callback Services have been provided, then this Agreement shall terminate automatically and without liability or further obligation on the part of either party to the other party with regard only to the Callback Service or area affected. The provisions of this section 7.3 shall only apply to Callback Services; other services shall not be affected by the terms of this section 7.3.

  7.4  Fees and Expenses.  In any action to enforce this Agreement, or
       -----------------
to collect damages on account of any Event of Default, the prevailing party shall, in addition to any damages and other relief awarded, be entitled to collect all of its costs in such action, including court costs, costs of investigation and settlement, reasonable attorneys' fees and all additional costs incurred in collecting any judgment rendered in such action.

                                 ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

  8.1  Applicable Law.  This Agreement shall be governed by the laws of
       --------------
the State of Colorado, United States of America. With regard to international service, this Agreement shall be governed by applicable federal statutes and regulations of the United States of America. The parties stipulate to jurisdiction and venue in the State of Colorado, United States of America.

  8.2  Notices.  Any notice or other documents or materials required or
       -------
permitted to be delivered under this Agreement may be personally delivered or sent by mail, with postage prepaid, by commercial delivery service or by electronic facsimile. Notices shall be deemed effective upon receipt by the party to whom the same are to be delivered, and shall be addressed as follows:

       If to C.S. International, to Communications Systems International Incorporated, 8 South Nevada Avenue, Suite 101, Colorado Springs, Colorado 80920, Attention: _________________________, Facsimile Number
  _______________.

       If to Managing Agent, to _______________________________________________
  _____________________________________________________________________________
  _________________________, Facsimile Number ________________________________.

Either party may, by notice properly delivered, change the person or address to which future notices and deliveries to that party shall be made.

  8.3  Headings.  The article and section headings in this Agreement are
       --------
for convenience only, and shall not be used in its interpretation or considered part of this Agreement.

  8.4  Counterparts.  This Agreement may be executed in any number of
       ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  8.5  Effect of Agreement.  All negotiations relative to
       -------------------
the matters contemplated by this Agreement are merged herein and there are no other understandings or agreements relating to the matters and things herein set forth other than those incorporated in this Agreement. This instrument sets forth the entire agreement between the parties. No provision of this Agreement shall be altered, amended, revoked or waived except by an instrument in writing signed by the party to be charged with such amendment, revocation or waiver. Subject to the provisions of Article V, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

  8.6  No Implied Waiver.  The failure of either party at any time to require
       -----------------
the performance by the other party of any obligation under this Agreement shall not affect in any way the right to require such performance at any later time, nor shall the waiver by either party of one breach of any provision of this Agreement be taken or held to be a waiver of any other breach of that provision or any other provision of this Agreement.

  8.7  Severability.  If any clause or provision of this Agreement is illegal,
       ------------
invalid or unenforceable under applicable present or future laws, then it is the intention of the parties that the remainder of this Agreement shall not be affected, and that in lieu of any such clause or provision there be added as a part hereof a substitute clause or provision as similar in terms and effect to such illegal, invalid or unenforceable clause or provision as may be possible.

  8.8  Time.  Time is of the essence of this Agreement.
       ----

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year so indicated.

                              C.S. INTERNATIONAL:
                              ------------------

                              COMMUNICATIONS SYSTEMS
                               INTERNATIONAL INCORPORATED, a
                               Colorado corporation



                              By_________________________________

                              Title____________________________
                              Date_____________________________


                              By_________________________________

                              Title____________________________
                              Date_____________________________



                              MANAGING AGENT:
                              --------------

                              __________________________________,
                               a _______________________________


                              By_________________________________

                              Title____________________________
                              Date_____________________________

                              Tax ID #___________________________